As filed with the Securities and Exchange Commission on September 15, 2003

FILE NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LNR PROPERTY CORPORATION

(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE (State Of Incorporation)	65-0777234 (I.R.S. Employer Identification No.)

1601 WASHINGTON AVENUE, SUITE 800

MIAMI BEACH, FLORIDA 33139

(Address Of Principal Executive Offices) (Zip Code)

LNR PROPERTY CORPORATION 2000 STOCK OPTION AND RESTRICTED STOCK PLAN

(Full Title Of Plan)

JEFFREY P. KRASNOFF

LNR PROPERTY CORPORATION

1601 WASHINGTON AVENUE, SUITE 800

MIAMI BEACH, FLORIDA 33139

(Name And Address Of Agent For Service)

Telephone number, including area code, of agent for service: (305) 695-5500

Copies to:

David W. Bernstein, Esq.

Clifford Chance US LLP

200 Park Avenue

New York, New York 10166

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price *	Amount of Registration Fee**

Common Stock, par value $0.10 per share	2,000,000 shs	$41.03	$82,060,000	$6,638.65

*	Estimated solely for the purpose of calculating the registration fee, pursuant to Rules 457(c) and (h), on the basis of the average of the high and low prices of Registrant’s Common Stock reported on the New York Stock Exchange on September 10, 2003.
**	Pursuant to Rule 429 of the Securities Act of 1933, as amended, the prospectus contained in this Registration Statement also relates to the Common Stock of the registrant previously registered under effective Registration Statements on Form S-8 (File Nos. 333–56734 and 333–62751). The filing fees associated with the securities covered by the earlier registration statements were paid upon filing of those registration statements.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended (the “Securities Act”), the information required by Part I of Form S-8 is included in Booklets dated February 2001, which were distributed to the officers, employees and directors of LNR Property Corporation who hold stock options or restricted stock granted under the LNR Property Corporation 2000 Stock Option and Restricted Stock Plan or the LNR Property Corporation 1997 Stock Option Plan. These Booklets, together with the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, constitute a Section 10(a) Prospectus.

i

PROSPECTUS FOR RESALES

The material which follows, up to but not including the page beginning Part II of this Registration Statement, constitutes a Prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the LNR Property Corporation 2000 Stock Option and Restricted Stock Plan and the LNR Property Corporation 1997 Stock Option Plan by affiliates of LNR Property Corporation, as defined in Rule 405 under the Securities Act.

ii

PROSPECTUS

LNR PROPERTY CORPORATION

Common Stock

(Par Value $0.10 per share)

The shares of our Common Stock to which this Prospectus relates may be offered from time to time by the people described under “Selling Security Holders” on the New York Stock Exchange, where our Common Stock currently is traded, on any other securities exchanges or quotation systems on which our Common Stock may be traded, in the over-the-counter market or in negotiated transactions, at prices and on terms then available. The respective Selling Security Holders will pay any brokerage fees or commissions relating to sales by them. See “Method of Sale.” We will receive no part of the proceeds of any such sales. Our principal executive office is located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139 (Telephone No. (305) 695-5500).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The expenses of preparing and filing the Registration Statement of which this Prospectus is a part are being borne by us.

The date of this Prospectus is September 15, 2003

INCORPORATION BY REFERENCE

We are incorporating by reference into this Prospectus the following documents which we have previously filed with the Securities and Exchange Commission under the File Number 1-13223:

(a) Our Annual Report on Form 10-K for the year ended November 30, 2002, filed February 27, 2003 as amended by a current report on Form 8-K filed on September 15, 2003;

(b) Our Quarterly Report on Form 10-Q for the quarter ended February 28, 2003;

(c) Our Quarterly Report on Form 10-Q for the quarter ended May 31, 2003;

(d) Our Current Reports on Form 8-K dated June 23, 2003 and September 15, 2003;

(e) Our Proxy Statement on Schedule 14A, dated March 12, 2003;

(f) The description of our Common Stock contained in our registration statement on Form 10 filed on July 29, 1997, as that description has been altered by amendment or reports filed for the purpose of updating that description; and

(g) All other reports we filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), since November 30, 2002.

We also incorporate by reference into this Prospectus all the documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act after the date of this Prospectus and before we file a post-effective amendment which indicates that all the securities which are being offered have been sold or which deregisters all those securities which remain unsold. We will provide copies of all documents which are incorporated by reference without charge to anyone to whom this Prospectus is delivered upon a written or oral request to LNR Property Corporation, 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139, Attention: Chief Financial Officer, telephone number (305) 695-5500.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act, and in accordance with that Act we file reports and other information with the Securities and Exchange Commission. All reports, proxy statements and other information we file with the Securities and Exchange Commission can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the

2

operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers (including us) that file electronically with the Commission. The Securities and Exchange Commission’s web site can be accessed at http://www.sec.gov. Reports, proxy statements and other information we file also can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

SELLING SECURITY HOLDERS

This Prospectus relates to possible sales by our officers, employees and directors of shares of our Common Stock that they acquire through exercise of stock options granted, or of restricted stock they receive, under our 2000 Stock Option and Restricted Stock Plan, or of shares of our Common Stock that they acquire through exercise of stock options granted under our 1997 Stock Option Plan. We do not at this time know who may be Selling Security Holders from time to time. We will provide the names of those people, along with the number of shares of Common Stock owned, and the number of shares which may be sold, by each of those people from time to time in supplements to this Prospectus, which we will file with the Securities and Exchange Commission in accordance with Rule 424(b) under the Securities Act.

METHOD OF SALE

The shares offered by this Prospectus may be sold on the New York Stock Exchange, where our Common Stock is currently listed for trading, or in other markets where our Common Stock is traded, or in negotiated transactions. Sales will be at prices current when the sales take place. Selling Security Holders may pay brokers’ commissions. Shares which are sold may include shares in which Selling Security Holders have granted security interests and which are being sold because of foreclosure of those security interests. There is no present plan of distribution.

SEC POSITION REGARDING INDEMNIFICATION

Our by-laws provide for indemnification of officers and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests and in which, with respect to criminal proceedings, they had no reasonable cause to believe their conduct was unlawful.

We have been informed that, in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons who control us under the provisions described above, that indemnification is against public policy as expressed in that Act and is therefore unenforceable.

3

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are incorporated by reference into this Registration Statement from SEC File No. 1-13223:

(1) Our Annual Report on Form 10-K for the fiscal year ended November 30, 2002, filed February 27, 2003 as amended by a current report on Form 8-K filed on September 15, 2003;

(2) Our Quarterly Report on Form 10-Q for the quarter ended February 28, 2003;

(3) Our Quarterly Report on Form 10-Q for the quarter ended May 31, 2003;

(4) Our Current Reports on Form 8-K dated June 23, 2003 and September 15, 2003;

(5) Our Proxy Statement on Schedule 14A, dated March 12, 2003;

(6) The description of our Common Stock contained in our registration statement on Form 10 filed on July 29, 1997, as that description has been altered by amendment or reports filed for the purpose of updating that description; and

(7) All other reports we filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, since November 30, 2002.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Our by-laws provide for indemnification of directors and officers, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests, and in which, with respect to criminal proceedings, they had no reason to believe that conduct was unlawful.

Directors and officers may also be entitled to additional indemnification under Section 145 of the General Corporation Law of Delaware.

Item 7.	Exemption from Registration Claimed.

Not applicable.

II-1

Item 8.	Exhibits.

Reference is made to the Exhibit Index.

Item 9.	Undertakings.

The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Beach, State of Florida, on the 11th day of September, 2003.

LNR PROPERTY CORPORATION

By:	/s/ JEFFREY P. KRASNOFF
Name: Jeffrey P.Krasnoff Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitues and appoints Jeffrey P. Krasnoff, Shelly Rubin, Zena Dickstein and Steven N. Bjerke his or her true and lawful attorney-in-fact and agent, with full powers of substitution to sign for him or her and in his or her name any or all amendments (including post-effective amendments) to the registration statement to which this power of attorney is attached.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JEFFREY P. KRASNOFF Jeffrey P. Krasnoff	President, Chief Executive Officer and Director (Principal Executive Officer)	September 11, 2003

/s/ SHELLY RUBIN Shelly Rubin	Vice President and Chief Financial Officer (Principal Financial Officer)	September 15, 2003

/s/ STEVEN N. BJERKE Steven N. Bjerke	Controller (Principal Accounting Officer)	September 11, 2003

/s/ STUART A. MILLER Stuart A. Miller	Chairman of the Board and Director	September 11, 2003

/s/ BRIAN L. BILZIN Brian L. Bilzin	Director	September 11, 2003

/s/ CHARLES E. COBB, JR Charles E. Cobb, Jr.	Director	September 10, 2003

S-1

/s/ EDWARD THADDEUS FOOTE II Edward Thaddeus Foote II	Director	September 11, 2003

/s/ STEPHEN E. FRANK Stephen E. Frank	Director	September 11, 2003

/s/ CONNIE MACK Connie Mack	Director	September 11, 2003

/s/ STEVEN J. SAIONTZ Steven J. Saiontz	Director	September 11, 2003

S-2

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Clifford Chance US LLP.

23.1	Consent of Deloitte & Touche LLP (relating to financial statements of LNR).

23.2	Consent of Ernst & Young LLP (relating to financial statements of Madison Square Company LLC).

23.3	Consent of Deloitte & Touche LLP (relating to combined financial statements of Lennar Land Partners and Lennar Land Partners II).

23.4	Consent of Clifford Chance US LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).